UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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☐	Definitive Proxy Statement

☑	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

WESTIN HOTELS LIMITED PARTNERSHIP

(Name of Registrant as Specified in Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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☑	Fee paid previously with preliminary materials.

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WESTIN HOTELS LIMITED PARTNERSHIP
1111 Westchester Avenue
White Plains, NY 10604

YOUR CONSENT IS IMPORTANT!
PLEASE RETURN YOUR CONSENT CARD PROMPTLY!

November 26, 2004

Dear Limited Partner:

     We have recently mailed you important materials relating to a consent solicitation of limited partners of Westin Hotels Limited Partnership. The solicitation requests your written consent to authorize the General Partner’s consent to the proposed sale of The Westin Michigan Avenue Chicago (the “Michigan Avenue”). The partnership agreement requires the written consent of limited partners holding a majority of the outstanding limited partnership units to authorize the General Partner’s consent to the proposed sale on behalf of the Partnership (the “Proposed Authorization”). We ask you to please take a moment of your time to return the enclosed consent card in the postage-paid return envelope provided.

     Your written consent is important no matter how many units you hold. The consent of all limited partners is important to reach the vote requirement.

Recommendation

     For the reasons set forth in the Consent Solicitation Statement, dated November 5, 2004, the General Partner has determined that the Proposed Authorization and the proposed sale of the Michigan Avenue are desirable and in the best interests of the Partnership and limited partners. Accordingly, the General Partner recommends that the limited partners use the enclosed consent card to vote “FOR” the Proposed Authorization.

     If limited partners holding a majority of the outstanding limited partnership units do not consent to the Proposed Authorization, then the sale of the Michigan Avenue cannot be consummated. Accordingly, your vote is important. You are urged to return the enclosed consent card to vote “FOR” the Proposed Authorization without delay.

Sale Transaction Offers Significant Value for Your Units

     In the Consent Solicitation Statement, the General Partner estimates that proceeds ultimately available for distribution to limited partners will be approximately $885 in cash per unit, after payment of the expenses. If the sale is not approved by limited partners, the sale cannot occur and you would lose this opportunity to receive this value for your units.

     The General Partner believes that the thorough marketing process undertaken with potential investors ensures that a higher offer for your units is unlikely to emerge in the near future. Please consent today to ensure you receive this value for your units!

Professionals Agree Consideration is Fair

     Houlihan Lokey Howard & Zukin Financial Advisors, Inc., a nationally recognized investment banking firm, rendered an opinion that the consideration to be received by the limited partners in the proposed sale of the Michigan Avenue was fair, from a financial point of view, to the limited partners. This opinion is subject to customary assumptions and limitations and we urge you to read the opinion in full.

Please Act Today

     Please assist the Partnership in avoiding the expense of further solicitation by voting today — by marking, signing, dating and returning the enclosed consent card in the postage-paid return envelope provided.

     If you have any questions or need assistance, please call D. F. King & Co., Inc., who is assisting us, toll-free at 1-888-605-1957.

     Thank you for your continued support.

Sincerely,

WESTIN REALTY CORP.
General Partner

/s/ ALAN M. SCHNAID

Alan M. Schnaid
Vice President

YOUR VOTE IS IMPORTANT

Please help the Partnership save additional solicitation costs by marking, signing, dating and mailing your consent card today. Remember, a failure to vote is equivalent to a vote “against” the Proposed Authorization. Please return your consent card immediately.

Legal Matters

The Partnership filed a Consent Solicitation Statement on Schedule 14A with the Securities and Exchange Commission (the “SEC”) on November 5, 2004. Information regarding the identity of the persons who may, under SEC rules, be deemed to be participants in the solicitation of limited partners of the Partnership in connection with the proposed sale, and their interests in the solicitation, is set forth in the Consent Solicitation Statement. The Consent Solicitation Statement was mailed to limited partners of the Partnership on or about November 8, 2004 and is available for free at the SEC’s website at www.sec.gov or from the Partnership. The General Partner strongly advises all limited partners of the Partnership to read the final, definitive Consent Solicitation Statement because it contains important information about the proposed sale of the hotel, the General Partner and the Partnership. Documents filed with the SEC by the Partnership will be available free of charge from WESTIN REALTY CORP., c/o Starwood Hotels & Resorts Worldwide, Inc., 1111 Westchester Avenue, White Plains, New York 10604, Attn: Jared Finkelstein, tel. (914) 640-8100.

Cautionary Information Regarding Forward-Looking Statement

Certain statements contained in this letter constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may include statements regarding the intent, belief or current expectations of the Partnership or the General Partner and its officers or directors with respect to the matters discussed in this letter. All such forward-looking statements involve risks, uncertainties and other factors that could cause actual results to differ materially from those projected in the forward-looking statements, including, without limitation, the risks and uncertainties associated with the following: (a) the ability to obtain limited partner consent to the sale and the satisfaction of the other closing conditions; (b) a delay in the closing of the sale of the hotel; (c) the amount of any purchase price adjustments required by the definitive agreement; (d) the timing and amount of the distribution proceeds to limited partners after the closing of the sale of the hotel and the amount of proceeds that will be available for distribution to limited partners; and (e) the other risks and uncertainties described in the Partnership’s public filings with the SEC. The Partnership undertakes no obligation to publicly update or revise any forward-looking statement to reflect current or future events.

Please take a moment to return your consent card today!

Kindly mark, sign, date and return the enclosed consent card in the postage-paid envelope provided.

If you have any questions or require assistance voting your units, please call:

D. F. King & Co., Inc.
48 Wall Street
New York, NY 10005
1-212-269-5550 (Call Collect)
1-888-605-1957 (Toll-Free)